[Letterhead of Ernst & Young]

Exhibit 15.1

July 14, 2005

To the Board of Directors and Shareholders of

Petróleo Brasileiro S.A.—PETROBRAS (“Petrobras”)

We are aware of the incorporation by reference in the Registration Statements (Amendment #3 to Form F-3 No. 333-118644 and Amendment #2 to Form F-3 No. 333-92044) of Petrobras and Petrobras International Finance Company (“PIFCo”), of our report dated June 2, 2005 relating to the unaudited condensed consolidated interim financial statements of Petrobras for the three months ended March 31, 2005, included in its Form 6-K furnished to the SEC on June 13, 2005.

Rio de Janeiro, RJ – Brazil

/s/ ERNST & YOUNG
ERNST & YOUNG AUDITORES
INDEPENDENTES
Paulo José Machado
Partner

[Letterhead of Ernst & Young]

July 14, 2005

To the Executive Board and Stockholders of

Petrobras International Finance Company (“PIFCo”)

We are aware of the incorporation by reference in the Registration Statements (Amendment #3 to Form F-3 No. 333-118644 and Amendment #2 to Form F-3 No. 333-92044) of Petróleo Brasileiro S.A. – PETROBRAS (“Petrobras”) and PIFCo, of our report dated June 2, 2005 relating to the unaudited condensed consolidated interim financial statements of PIFCo for the three months ended March 31, 2005, included in its Form 6-K furnished to the SEC on June 13, 2005.

/s/ ERNST & YOUNG
ERNST & YOUNG AUDITORES
INDEPENDENTES
Paulo José Machado
Partner

Rio de Janeiro, RJ - Brazil

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